Forum Energy Technologies Announces
Fourth Quarter 2020 Results
•Bookings increased 34% sequentially to $124 million
•Revenue increased 9% sequentially to $113 million
•Net loss of $33 million and diluted EPS of negative $5.85
•Adjusted EBITDA improved $7 million sequentially to negative $3 million
•Operating cash flow of $2 million and free cash flow of $4 million
•Cash of $129 million and total liquidity of $240 million
HOUSTON, TEXAS, February 23, 2021 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2020 revenue of $113 million, an increase of $9 million from the third quarter 2020. Orders received in the quarter increased by $32 million to $124 million. Net loss for the quarter was $33 million, or $5.85 per diluted share, compared to a net loss of $22 million, or $3.86 per diluted share, for the third quarter 2020. Excluding $6 million, or $1.05 per share of special items, adjusted net loss was $4.80 per diluted share in the fourth quarter 2020, compared to an adjusted net loss of $6.00 per diluted share in the third quarter 2020. Adjusted EBITDA improved by $7 million sequentially to negative $2.6 million.
Special items in the fourth quarter 2020, on a pre-tax basis, included an $88 million gain from the ABZ and Quadrant valve brand asset sale. The gain was offset by $86 million of asset impairments and restructuring costs as well as $7 million in foreign exchange losses and $2 million of transaction expenses. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “In the fourth quarter, drilling and completion activity accelerated as oil and natural gas prices improved. We took advantage of this activity increase as our bookings were up by 34% and revenue increased 9%, resulting in a book-to-bill ratio of 110%.
“In order to improve our returns as the market recovers, we restructured our portfolio, exiting lower margin products that would dilute our results. These changes focus our resources on higher margin, differentiated products with better leverage to improving activity levels.
“During the fourth quarter, we closed the sale of our ABZ and Quadrant valve brands for $105 million in cash, reducing our net debt by roughly one-third. Compared to the prior year end, net debt was down $141 million to $201 million at December 31, 2020. We ended the fourth quarter with $129 million in cash on-hand and only $13 million drawn on our credit facility, resulting in liquidity of $240 million.

“The steps taken by Forum in the fourth quarter position us to perform well and take advantage of market opportunities afforded to us in the rising-market environment.”
Segment Results
Drilling & Downhole segment revenue was $50 million and orders were $58 million, an increase of 16% and 49%, respectively, from the third quarter 2020. The revenue increase was driven by higher demand for our premium drilling handling tools for international markets. Our subsea product line received a significant non-oil and gas order in the fourth quarter. Segment adjusted EBITDA was $1 million, up $5 million from the third quarter, resulting primarily from higher revenues and further cost reductions. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $31 million, a sequential increase of $11 million, or 56%, due to the strong increase in well completions activity in the fourth quarter. Orders in the fourth quarter were $30 million, an increase of $12 million, or 65%, from the third quarter 2020. Segment adjusted EBITDA was $1 million, up $5 million from the third quarter primarily due increased operating leverage on the higher sales volumes. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $33 million, a decrease of $8 million, or 20% from the third quarter 2020, due to continued customer de-stocking of both valves and surface production equipment. Orders in the fourth quarter were $36 million, a 3% increase sequentially. Segment adjusted EBITDA decreased by $3 million sequentially to break-even as a result of the decline in revenue. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies, Inc.) is a global company, serving the crude oil, natural gas, and renewable energy industries. Forum is headquartered in Houston, TX with quality manufacturing, efficient distribution, and service facilities conveniently located to support the major energy-producing regions of the world. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repercussions resulting from the negative impact on demand for oil and gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net loss
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2020	2019	2020
Revenue	$113.0	$199.8	$103.6
Cost of sales	172.1	150.9	90.5
Gross profit	(59.1)	48.9	13.1
Operating expenses
Selling, general and administrative expenses	43.2	56.4	46.0
Transaction expenses	2.3	0.2	0.7
Impairments of property and equipment	—	—	3.0
Loss (gain) on disposal of assets and other	(0.5)	0.1	0.5
Total operating expenses	45.0	56.7	50.2
Operating loss	(104.1)	(7.8)	(37.1)
Other expense (income)
Interest expense	8.7	7.4	8.5
Foreign exchange losses and other, net	7.4	8.1	3.3
Gain on disposition of business	(88.4)	(2.3)	—
Gain on extinguishment of debt	—	—	(28.7)
Deferred loan costs written off	—	—	0.3
Total other (income) expense, net	(72.3)	13.2	(16.6)
Loss before income taxes	(31.8)	(21.0)	(20.5)
Income tax expense (benefit)	0.9	(8.6)	1.1
Net loss (1)	$(32.7)	$(12.4)	$(21.6)

Weighted average shares outstanding
Basic	5.6	5.5	5.6
Diluted	5.6	5.5	5.6

Loss per share
Basic	$(5.85)	$(2.25)	$(3.86)
Diluted	$(5.85)	$(2.25)	$(3.86)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net loss
(Unaudited)

	Year ended
	December 31,
(in millions, except per share information)	2020	2019
Revenue	$512.5	$956.5
Cost of sales	523.5	711.6
Gross profit	(11.0)	244.9
Operating expenses
Selling, general and administrative expenses	197.7	251.7
Impairments of goodwill, intangibles, property and equipment	20.4	532.3
Transaction expenses	3.1	1.2
Contingent consideration benefit	—	(4.6)
Loss (gain) on disposal of assets and other	(0.6)	0.1
Total operating expenses	220.6	780.7
Loss from equity investment	—	(0.3)
Operating loss	(231.6)	(536.1)
Other expense (income)
Interest expense	30.3	31.6
Gain on extinguishment of debt	(72.5)	—
Deferred loan costs written off	2.3	—
Foreign exchange losses and other, net	6.5	5.1
Gain realized on previously held equity investment	—	(1.6)
Gain on disposition of business	(88.4)	(2.3)
Total other (income) expense, net	(121.8)	32.8
Loss before income taxes	(109.8)	(568.9)
Income tax benefit	$(12.9)	$(1.8)
Net loss	$(96.9)	$(567.1)

Weighted average shares outstanding
Basic	5.6	5.5
Diluted	5.6	5.5

Loss per share
Basic	$(17.37)	$(103.01)
Diluted	$(17.37)	$(103.01)
(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$128.6	$57.9
Accounts receivable—trade, net	80.6	154.2
Inventories, net	251.7	414.6
Other current assets	29.3	39.2
Total current assets	490.2	665.9
Property and equipment, net of accumulated depreciation	113.7	154.8
Operating lease assets	31.5	48.7
Intangibles, net	240.4	272.3
Other long-term assets	14.1	18.3
Total assets	$889.9	$1,160.0
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.3	$0.7
Other current liabilities	123.6	196.2
Total current liabilities	124.9	196.9
Long-term debt, net of current portion	293.4	398.9
Other long-term liabilities	65.4	78.2
Total liabilities	483.7	674.0
Total equity	406.2	486.0
Total liabilities and equity	$889.9	$1,160.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year ended
	December 31,
(in millions of dollars)	2020	2019
Cash flows from operating activities
Net loss	$(96.9)	$(567.1)
Impairments of goodwill, intangible assets, property and equipment	20.4	532.3
Depreciation and amortization	51.0	63.3
Impairments of operating lease assets	15.4	2.4
Inventory write downs	100.8	10.3
Gain on disposition of business	(88.4)	(2.3)
Gain on extinguishment of debt	(72.5)	—
Other noncash items and changes in working capital	74.1	65.2
Net cash provided by operating activities	3.9	104.1

Cash flows from investing activities
Capital expenditures for property and equipment	(2.2)	(15.1)
Proceeds from sale of business and equity investment	105.2	42.7
Proceeds from the sale of property and equipment	5.3	0.5
Net cash provided by investing activities	108.3	28.1

Cash flows from financing activities
Borrowings of debt	182.3	137.0
Repayments of debt	(170.4)	(258.1)
Cash paid to repurchase 2021 Notes	(40.3)	—
Bond exchange early participation payment	(3.5)	—
Repurchases of stock	(0.2)	(1.1)
Deferred financing costs	(9.7)	—
Net cash used in financing activities	(41.8)	(122.2)

Effect of exchange rate changes on cash	0.3	0.7
Net decrease in cash, cash equivalents and restricted cash	$70.7	$10.7

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2020	December 31, 2019	September 30, 2020
Revenue
Drilling & Downhole	$49.9	$78.2	$43.2	$49.9	$78.2	$43.2
Completions	30.6	58.3	19.6	30.6	58.3	19.6
Production	32.5	64.7	40.8	32.5	64.7	40.8
Eliminations	—	(1.4)	—	—	(1.4)	—
Total revenue	$113.0	$199.8	$103.6	$113.0	$199.8	$103.6

Operating income (loss)
Drilling & Downhole	$(21.2)	$4.2	$(13.2)	$(3.9)	$4.0	$(8.4)
Operating income margin %	(42.5)%	5.4%	(30.6)%	(7.8)%	5.1%	(19.4)%
Completions	(50.3)	(3.0)	(11.9)	(5.6)	(2.1)	(11.4)
Operating income margin %	(164.4)%	(5.1)%	(60.7)%	(18.3)%	(3.6)%	(58.2)%
Production	(24.1)	(2.4)	(0.1)	(2.4)	0.2	0.6
Operating income margin %	(74.2)%	(3.7)%	(0.2)%	(7.4)%	0.3%	1.5%
Corporate	(6.7)	(6.3)	(7.7)	(5.1)	(5.9)	(5.0)
Total segment operating income (loss)	(102.3)	(7.5)	(32.9)	(17.0)	(3.8)	(24.2)
Other items not in segment operating income (1)	(1.8)	(0.3)	(4.2)	0.7	(0.2)	0.1
Total operating income (loss)	$(104.1)	$(7.8)	$(37.1)	$(16.3)	$(4.0)	$(24.1)
Operating income margin %	(92.1)%	(3.9)%	(35.8)%	(14.4)%	(2.0)%	(23.3)%

EBITDA (2)
Drilling & Downhole	$(23.2)	$1.1	$(13.0)	$1.0	$9.7	$(3.8)
EBITDA Margin %	(46.5)%	1.4%	(30.1)%	2.0%	12.4%	(8.8)%
Completions	(44.4)	4.0	(5.9)	0.7	5.9	(4.4)
EBITDA Margin %	(145.1)%	6.9%	(30.1)%	2.3%	10.1%	(22.4)%
Production	(22.3)	1.8	(1.1)	(0.2)	2.8	2.7
EBITDA Margin %	(68.6)%	2.8%	(2.7)%	(0.6)%	4.3%	6.6%
Corporate	78.6	(5.7)	20.4	(4.1)	(3.8)	(4.2)
Total EBITDA	$(11.3)	$1.2	$0.4	$(2.6)	$14.6	$(9.7)
EBITDA Margin %	(10.0)%	0.6%	0.4%	(2.3)%	7.3%	(9.4)%

(1) Includes transaction expenses, gain/(loss) on disposal of assets, and impairments of property and equipment.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Year ended		Year ended
(in millions of dollars)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue
Drilling & Downhole	$216.8	$334.8	$216.8	$334.8
Completions	118.7	305.1	118.7	305.1
Production	177.5	321.0	177.5	321.0
Eliminations	(0.5)	(4.4)	(0.5)	(4.4)
Total revenue	$512.5	$956.5	$512.5	$956.5

Operating income (loss)
Drilling & Downhole (1)	$(48.0)	$7.3	$(19.1)	$12.8
Operating income margin %	(22.1)%	2.2%	(8.8)%	3.8%
Completions	(97.3)	6.6	(34.3)	10.8
Operating income margin %	(82.0)%	2.2%	(28.9)%	3.5%
Production	(33.4)	7.8	(4.7)	11.9
Operating income margin %	(18.8)%	2.4%	(2.6)%	3.7%
Corporate	(30.0)	(28.9)	(23.4)	(26.5)
Total segment operating income (loss)	(208.7)	(7.2)	(81.5)	9.0
Other items not in segment operating income (loss) (2)	(22.9)	(528.9)	1.5	0.2
Total operating income (loss)	$(231.6)	$(536.1)	$(80.0)	$9.2
Operating income margin %	(45.2)%	(56.0)%	(15.6)%	1.0%

EBITDA (3)
Drilling & Downhole	$(42.5)	$(170.4)	$0.5	$36.3
EBITDA Margin %	(19.6)%	(50.9)%	0.2%	10.8%
Completions	(82.2)	(272.6)	(6.2)	47.7
EBITDA Margin %	(69.3)%	(89.3)%	(5.2)%	15.6%
Production	(28.6)	(6.1)	4.9	21.8
EBITDA Margin %	(16.1)%	(1.9)%	2.8%	6.8%
Corporate	124.8	(24.9)	(18.6)	(17.3)
Total EBITDA	$(28.5)	$(474.0)	$(19.4)	$88.5
EBITDA Margin %	(5.6)%	(49.6)%	(3.8)%	9.3%

(1) Includes earnings (loss) from equity investment for the year ended December 31, 2019.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and impairments of goodwill, intangible assets, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2020	December 31, 2019	September 30, 2020
Orders
Drilling & Downhole	$57.5	$73.8	$38.7
Completions	30.3	58.3	18.4
Production	36.3	69.7	35.2
Total orders	$124.1	$201.8	$92.3

Revenue
Drilling & Downhole	$49.9	$78.2	$43.2
Completions	30.6	58.3	19.6
Production	32.5	64.7	40.8
Eliminations	—	(1.4)	—
Total revenue	$113.0	$199.8	$103.6

Book to bill ratio (1)
Drilling & Downhole	1.15	0.94	0.90
Completions	0.99	1.00	0.94
Production	1.12	1.08	0.86
Total book to bill ratio	1.10	1.01	0.89

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2020			December 31, 2019			September 30, 2020
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss
As reported	(104.1)	(11.3)	(32.7)	(7.8)	1.2	(12.4)	$(37.1)	$0.4	$(21.6)
% of revenue	(92.1)%	(10.0)%		(3.9)%	0.6%		(35.8)%	0.4%
Restructuring charges and other	6.1	6.1	6.1	0.5	0.5	0.5	3.3	3.3	3.3
Transaction expenses	2.3	2.3	2.3	0.2	0.2	0.2	0.7	0.7	0.7
Inventory and other working capital adjustments	78.2	78.2	78.2	2.9	2.9	2.9	1.2	1.2	1.2
Impairments of property and equipment	—	—	—	—	—	—	3.0	3.0	3.0
Impairments of operating lease assets	1.2	1.2	1.2	0.2	0.2	0.2	4.8	4.8	4.8
Gain on disposition of business	—	(88.4)	(88.4)	—	(2.3)	(2.3)	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	—	(28.7)	(28.7)
Deferred loan costs written off	—	—	—	—	—	—	—	0.3	0.3
Stock-based compensation expense	—	2.1	—	—	3.9	—	—	1.9	—
Loss (gain) on foreign exchange, net (2)	—	7.2	7.2	—	8.0	8.0	—	3.4	3.4
Income tax expense (benefit) of adjustments	—	—	(0.8)	—	—	(0.4)	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	(6.5)	—	—	—
As adjusted (1)	$(16.3)	$(2.6)	$(26.9)	$(4.0)	$14.6	$(9.8)	$(24.1)	$(9.7)	$(33.6)
% of revenue	(14.4)%	(2.3)%		(2.0)%	7.3%		(23.3)%	(9.4)%

Diluted shares outstanding as reported			5.6			5.5			5.6
Diluted shares outstanding as adjusted			5.6			5.5			5.6

Diluted EPS - as reported			$(5.85)			$(2.25)			$(3.86)
Diluted EPS - as adjusted			$(4.80)			$(1.78)			$(6.00)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2020			December 31, 2019
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net loss
As reported	$(231.6)	$(28.5)	$(96.9)	$(536.1)	$(474.0)	$(567.1)
% of revenue	(45.2)%	(5.6)%		(56.0)%	(49.6)%
Restructuring charges and other	18.9	18.9	18.9	6.4	6.4	6.4
Transaction expenses	3.1	3.1	3.1	1.2	1.2	1.2
Inventory and other working capital adjustments	93.8	93.8	93.8	5.4	5.4	5.4
Impairments of goodwill, intangibles, property and equipment	20.4	20.4	20.4	532.3	532.3	532.3
Impairments of operating lease assets	15.4	15.4	15.4	2.4	2.4	2.4
Gain on disposition of business	—	(88.4)	(88.4)	—	(2.3)	(2.3)
Gain on extinguishment of debt	—	(72.5)	(72.5)	—	—	—
Deferred loan costs written off	—	2.3	2.3	—	—	—
Amortization of basis difference for equity method investment (2)	—	—	—	1.2	1.2	1.2
Disposal related equity-based compensation recorded by equity investment subsidiary	—	—	—	1.0	1.0	1.0
Gain realized on previously held equity investment	—	—	—	—	(1.6)	(1.6)
Contingent consideration benefit	—	—	—	(4.6)	(4.6)	(4.6)
Stock-based compensation expense	—	9.8	—	—	15.8	—
Loss (gain) on foreign exchange, net (3)	—	6.3	6.3	—	5.3	5.3
Impact of U.S. CARES Act	—	—	(16.6)	—	—	—
Income tax expense (benefit) of adjustments	—	—	(0.8)	—	—	(0.2)
Valuation allowance on deferred tax assets	—	—	—	—	—	(0.6)
As adjusted (1)	$(80.0)	$(19.4)	$(115.0)	$9.2	$88.5	$(21.2)
% of revenue	(15.6)%	(3.8)%		1.0%	9.3%

Diluted shares outstanding as reported			5.6			5.5
Diluted shares outstanding as adjusted			5.5			5.5

Diluted EPS - as reported			$(17.37)			$(103.01)
Diluted EPS - as adjusted			$(20.91)			$(3.85)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2020	December 31, 2019	September 30, 2020
EBITDA reconciliation (1)
Net loss	$(32.7)	$(12.4)	$(21.6)
Interest expense	8.7	7.4	8.5
Depreciation and amortization	11.8	14.8	12.4
Income tax expense (benefit)	0.9	(8.6)	1.1
EBITDA	$(11.3)	$1.2	$0.4

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Year ended
(in millions of dollars)	December 31, 2020	December 31, 2019
EBITDA reconciliation (1)
Net loss	$(96.9)	$(567.1)
Interest expense	30.3	31.6
Depreciation and amortization	51.0	63.3
Income tax benefit	(12.9)	(1.8)
EBITDA	$(28.5)	$(474.0)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2020	December 31, 2019
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$3.9	$104.1
Capital expenditures for property and equipment	(2.2)	(15.1)
Proceeds from sale of property and equipment	5.3	0.5
Free cash flow, before acquisitions	$7.0	$89.5

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	December 31, 2020		December 31, 2019		September 30, 2020
Revenue:	$	%	$	%	$	%
Drilling Technologies	$23.2	20.6%	$35.1	17.5%	$17.5	16.9%
Downhole Technologies	13.1	11.6%	27.9	14.0%	13.4	12.9%
Subsea Technologies	13.6	12.0%	15.2	7.6%	12.3	11.9%
Drilling & Downhole	49.9	44.2%	78.2	39.1%	43.2	41.7%

Stimulation and Intervention	14.0	12.4%	27.4	13.7%	9.3	9.0%
Coiled Tubing	16.6	14.7%	30.9	15.5%	10.3	9.9%
Completions	30.6	27.1%	58.3	29.2%	19.6	18.9%

Production Equipment	12.1	10.7%	23.9	12.0%	15.5	15.0%
Valve Solutions	20.4	18.1%	40.8	20.4%	25.3	24.4%
Production	32.5	28.8%	64.7	32.4%	40.8	39.4%
Eliminations	—	(0.1)%	(1.4)	(0.7)%	—	—%
Total Revenue	$113.0	100.0%	$199.8	100.0%	$103.6	100.0%